Exhibit 99.2

First Quarter 2016 Investor Presentation May 3, 2016

Safe Harbor Disclosure 2 □ We make forward - looking statements in this presentation that are subject to risks and uncertainties. These forward - looking statements include information about possible or assumed future results of our business, financial condition, liquidity, resu lts of operations, cash flow and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward - looking statements. □ Statements regarding the following subjects, among others, may be forward - looking: market trends in our industry, interest rates, real estate values, the debt financing markets or the general economy or the demand for residential real estate loans; our business and investment strategy; our projected operating results; actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. economy generally or in specific geographic regions; economic trends and economic recoveries; our ability to obtain and maintain financing arrangements; changes in the value of our mortgage portfolio; changes to our portfolio of properties; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to satisfy the REIT qualification requirements for U.S. federal income tax purposes; availability of qualified personnel; estima tes relating to our ability to make distributions to our shareholders in the future; general volatility of the capital markets an d t he market price of our shares of common stock; and degree and nature of our competition. □ The forward - looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward - looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known t o us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward - looking statements. Furthermore, forward - looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10 - K for the year ended December 31, 2015, which can be accessed through the link to our SEC filings on our website ( www.great - ajax.com ) or at the SEC's website ( www.sec.gov ). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10 - Q, 10 - K and 8 - K. Any forward - looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise. Unless stated otherwise, financial information included in this presentation is as of March 31, 2016.

Business Overview 3 □ Leverage long - standing relationships to acquire loans through privately negotiated transactions from a diverse group of customers – Over 90% of acquisitions by Great Ajax Corp. have been privately negotiated – Acquisitions made in 142 transactions since inception. 13 transactions in Q1 2016. □ Use our manager’s proprietary analytics to price each pool on an asset - by - asset basis □ Adjust individual loan bid price to accumulate clusters of loans in attractive demographic metropolitan areas – Typical acquisitions contain 25 – 100 loans with total market value between $5 – $20 million □ Our affiliated servicer services the loans asset - by - asset and borrower - by - borrower □ Objective is to maximize returns for each asset by utilizing full menu of loss mitigation and asset optimization techniques □ Use moderate non - mark - to - market leverage – Corporate leverage of 1.64x – Five* securitizations since inception totaling $537.4 million of loan UPB. Approximate leverage of 2.48x from the sale of senior bonds * See Subsequent Events section for information on our sixth securitization that closed on 4/11/2016

Highlights – Quarter Ended March 31, 2016 4 □ Acquired re - performing mortgage loans with aggregate UPB of $49.7 million for total purchase price of $37.2 million □ At March 31, 2016 owned a portfolio of 3,382 mortgage loans with aggregate UPB of $758.7 million and 94 properties □ Net interest income of $ 10.8 million compared to $5.8 million for the three - months ended March 31, 2015 □ Net income attributable to common stockholders of $7.7 million compared to $3.6 million for the three - months ended March 31, 2015 □ GAAP net income of $0.50 per diluted share, compared to $0.28 per diluted share for the three - months ended March 31, 2015 □ Taxable net income of $0.23 per diluted share, compared to $0.12 for the three - months ended March 31, 2015 □ Through a joint - venture partnership with DoubleLine Capital LP, we purchased 568 RPLs for $90.2 million during the quarter. The purchase price equaled 86.4% of UPB and 59.0% of the underlying property value. DoubleLine Capital LP has ownership of 95% of the joint venture, we have ownership of 1.2%, and other investors have ownership of 3.8%. Our Manger will act as Administrator for the joint venture, and our servicer will perform all servicing for this pool of loans. We have the option to increase our ownership percentage in the future through increased participation in the joint venture’s future asset purchases.

Portfolio Overview – as of March 31, 2016 5 $758.7 MM $881.1 MM 87% 13% Unpaid Principal Balance RPL NPL 85.9% 11.9% 2.2% Property Value RPL NPL REO

Portfolio Growth 6 $64 $481 $617 $659 $118 $111 $100 0 100 200 300 400 500 600 700 800 Initial Assets (07/08/14) 6/30/2015 12/31/2015 3/31/2016 Millions NPLs RPLs Unpaid Principal Balance

Portfolio Growth 7 Re - performing Loans $64 $481 $617 $659 $73 $541 $710 $757 $49 $375 $469 $502 0 100 200 300 400 500 600 700 800 Initial Assets (07/08/14) 6/30/2015 12/31/2015 3/31/2016 Millions UPB Property Value Price

Portfolio Growth 8 $118 $111 $100 122 117 105 $66 $68 $61 0 20 40 60 80 100 120 140 Initial Assets (07/08/14) 6/30/2015 12/31/2015 3/31/2016 Millions UPB Property Value Price Non - performing Loans

Portfolio Concentrated in Attractive Markets 9 □ Clusters of loans in attractive, densely populated markets □ Stable liquidity and home prices □ Over 80% of the portfolio in our target markets Target States Target Markets Los Angeles San Diego Dallas Portland Phoenix Washington DC Metro Area Chicago Atlanta Orlando Tampa Miami, Ft. Lauderdale, W. Palm Beach New York / New Jersey Metro Area Las Vegas REIT, Servicer & Manager Headquarters Property Management Business Management

Building Net Asset Value

In evaluating our financial results, management regularly considers the following analysis, which is intended to arrive at a "net asset value" equivalent. Based on the leverage from the five securitizations, securitization investors value our loan portfolio at between $18.77 and $19.47 per share.

As shown below, at March 31, 2016, if we were to lever our whole loan portfolio through a securitization, the face value of the equity tranche would be approximately $197.3MM under scenario 1 where the senior attachment point is 64% (similar to our most recent securitization) and $204.9 MM under scenario 2 where the senior attachment point is 63% (similar to the previous securitization). Given that our securitization investors currently value the equity tranche at between 30%-50%, using the average 40%, the value of our equity tranche would be $78.9MM under scenario 1, which is $66.8MM or $4.19 per share over the remaining basis of $12.1MM. Our current book value per share is $15.18. By contrast, our current NAV based on this securitization analysis would be the sum of $15.18 and $4.19, or $19.37 per share.

Entire Portfolio	3/31/2016
UPB	$758,734,000
Price	$562,945,060
Book Value / Share	$15.18

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV Per Share
Senior	64%	$485,589,760	98.8%	$479,671,635			
B1	5%	$37,936,700	97.7%	$37,059,414			
B2	5%	$37,936,700	90%	$34,143,030			
Equity-Trust Certificate		**$197,270,840**	**40%**	**$78,908,336**	**$12,070,981**	**$4.19**	**$19.37**

	Leverage (Bond Face/UPB)	Bond Face Value	Bond Price	Net Proceeds	Equity Basis	Implied value/Share	Implied NAV Per Share
Senior	63%	$478,002,420	98.3%	$469,976,425			
B1	5%	$37,936,700	97.7%	$37,059,414			
B2	5%	$37,936,700	90%	$34,143,030			
Equity-Trust Certificate		**$204,858,180**	**40%**	**$81,943,272**	**$21,766,191**	**$3.77**	**$18.95**

This illustration has not been prepared in accordance with GAAP and is not intended to constitute a non-GAAP financial measure, but rather an additional tool for investors to consider.

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Subsequent Events 11 □ April Acquisitions □ RPL □ UPB: $32.1 MM □ Collateral Value: $31.6 MM □ Price/UPB: 69.0% □ Price/Collateral Value: 70.0% □ 123 loans in 6 transactions * While these acquisitions are expected to close by 5/31/2016 , there can be no assurance that these acquisition agreements wil l c lose or that the terms thereof may not change. □ May* Acquisitions □ RPL □ UPB: $47.7MM □ Collateral Value: $64.1MM □ Price/UPB: 80.3% □ Price/Collateral Value: 59.7% □ 165 loans in 11 transactions Sixth securitization closed on April 11, 2016 □ $158.5 million UPB of mortgage loans □ $101.4 million of senior securities □ Approximate leverage of 5.4x from the sale of senior bonds □ Senior bond interest rate of 4.25% A dividend of $0.25 per share will be payable on May 20, 2016 to stockholders of record as of May 13, 2016.

Consolidated Statements of Income 12 (Dollars in thousands except share and per share amounts) Three months ended Three months ended March 31, 2016 March 31, 2015 INCOME: Loan interest income $ 15,814 $ 6,884 Interest expense (4,987) (1,075) Net interest income 10,827 5,809 Income from investment in Manager 44 40 Other income 540 184 Total income 11,411 6,033 EXPENSE: Related party expense - loan servicing fees 1,403 656 Related party expense - management fee 906 747 Loan transaction expense 213 260 Professional fees 414 385 Real estate operating expenses 162 10 Other expense 353 160 Total expense 3,451 2,218 Income before provision for income tax 7,960 3,815 Provision for income tax (3) - Consolidated net income 7,963 3,815 Less: consolidated net income attributable to noncontrolling interests 312 175 Consolidated net income attributable to common stockholders $ 7,651 $ 3,640 Basic earnings per common share $ 0.50 $ 0.28 Diluted earnings per common share $ 0.50 $ 0.28 Weighted average shares - basic 15,306,519 13,008,268 Weighted average shares - diluted 15,959,202 13,680,687

Consolidated Balance Sheets 13 (1) Mortgage loans includes $391,799 and $398,696 of loans at March 31, 2016 and December 31, 2015, respectively, transferred to securitiz ati on trusts that are variable interest entities (“VIEs”) that can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that ca n o nly be settled with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp .). (2) Net book value per diluted share was $15.18 and $14.92 at March 31, 2016 and December 31, 2015, respectively. ASSETS March 31, 2016 December 31, 2015 Cash and cash equivalents $ 23,893 $ 30,795 Cash held in trust 1,067 39 Mortgage loans, net (1) 584,298 554,877 Property held - for - sale 13,380 10,333 Rental property, net 1,155 58 Receivable from servicer 8,108 5,444 Investment in affiliate 3,810 2,625 Prepaid expenses and other assets 6,973 5,634 Total Assets $ 642,684 $ 609,805 LIABILITIES AND EQUITY Liabilities: Secured borrowings (1) $ 260,032 $ 265,006 Borrowings under repurchase agreement 136,496 104,533 Management fee payable 679 667 Accrued expenses and other liabilities 3,273 1,786 Total liabilities 400,480 371,992 Equity: Preferred stock $.01 par value; 25,000,000 shares authorized, none issued or outstanding - - Common stock $.01 par value; 125,000,000 shares authorized, 15,318,532 and 15,301,946 shares issued and outstanding 152 152 Additional paid - in capital 211,983 211,729 Retained earnings 19,896 15,921 Equity attributable to common stockholders 232,031 227,802 Noncontrolling interests 10,173 10,011 Total equity 242,204 237,813 Total Liabilities and Equity $ 642,684 $ 609,805 (Dollars in thousands except share and per share amounts)